UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Amendment No. 1

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12.

LED LIGHTING COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies.

(2)Aggregate number of securities to which trans action applies:

(3)Per unit price or other underlying value of trans action computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of trans action:

(5)Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

LED LIGHTING COMPANY

2090 NOVATO BLVD

NOVATO CA 94947

(415) 209-6468

September __, 2017

NOTICE OF CONSENT SOLICITATION

Dear Stockholder:

LED Lighting Company (the “Company”) is filing this proxy statement on Schedule 14A (the “Proxy Statement”) in order to solicit from its stockholders written consents authorizing the following (the “Actions”): (i) approval of an amendment (the “Amendment”) to the Company’s Certificate of Incorporation for the purposes of effecting a reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $0.0001 per share at a ratio (the “Reverse Ratio”) of 1-for-22; and (ii) ratification of an Amendment to the Company’s Certificate of Incorporation to change the Company’s name to “The Hit Channel, Inc.”. The Company intends to effect the timing of the filing of the Amendment to be conditioned upon and simultaneous with the closing of the Share Exchange Agreement dated June 16, 2017 between the Company The Hit Channel, Inc., a California corporation, and certain shareholders of The Hit Channel, Inc., as may be amended (the “Share Exchange”).

The Actions are described in more detail in the accompanying Consent Solicitation Statement.

We have established the close of business on August 30, 2017 as the record date for determining stockholders entitled to submit written consents. Stockholders constituting the holders of a majority in voting power of the Company’s outstanding capital stock as of the close of business on the record date must consent in order for to the Actions to be approved by stockholders.

The Company’s Board of Directors recommends that all stockholders consent to the Actions by marking the box entitled “FOR” and submitting to the Company the Action by Written Consent form which is attached as Annex B to the Consent Solicitation Statement.

The Consent Solicitation Statement is being sent on or about September 29, 2017 to all holders of record of the Company’s voting stock as of August 30, 2017. The date of the accompanying Consent Solicitation Statement is September 29, 2017.

Sincerely,

/s/ Kevin Kearney
Kevin Kearney
Chief Executive Officer and Chief Financial Officer

LED LIGHTING COMPANY

2090 NOVATO BLVD

NOVATO CA 94947

(415) 209-6468

CONSENT SOLICITATION STATEMENT

This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents (the “Consent Solicitation”) of the stockholders of LED Lighting Company, Inc. (the “Company,” “we,” “our,” or “us”) authorizing the following (the “Actions”): (i) approval of an amendment (the “Amendment”) to the Company’s Certificate of Incorporation for the purposes of effecting a reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $0.0001 per share at a ratio (the “Reverse Ratio”) of 1-for-22; and (ii) ratification of an Amendment to the Company’s Certificate of Incorporation to change the Company’s name to “The Hit Channel, Inc.”. The Company intends to effect the timing of the filing of the Amendment to be conditioned upon and simultaneous with the closing of the Share Exchange Agreement (the “Share Exchange Agreement”) dated June 16, 2017 between the Company The Hit Channel, Inc., a California corporation, and certain shareholders of The Hit Channel, Inc., as may be amended (the “Share Exchange”).

Our sole director has approved and authorized the Share Exchange on June 16, 2017 and no shareholder approval of the Share Exchange is required.  Under the terms of the Share Exchange Agreement, the Company will acquire THC through an acquisition of its outstanding stock. In exchange, the Company will issue to the THC Sellers up to 12,000,000 shares of Company stock (the “Company Shares”). Upon the closing of the Share Exchange Agreement, the Company would own THC as a subsidiary. THC is developing a proprietary social media and ecommerce software platform for the cannabis industry. THC is a development stage company without any revenues to date.  The Company currently has 26,157,195 shares of common stock outstanding and has committed to having no more than 1,200,000 shares of common stock outstanding as of the closing. The closing of the Share Exchange Agreement is therefore conditioned upon the Company’s completion of the Reverse Stock Split.  Upon completion of the Share Exchange Agreement and the transactions contemplated therein, the Company will have approximately 14,400,000 outstanding shares of common stock.  The Company, THC and the THC Sellers anticipate closing the Share Exchange Agreement promptly after the effectiveness of the Actions.  The Company cannot provide any assurance that the Exchange or any other transactions contemplated by the Share Exchange Agreement will be consummated. The foregoing summary and description of the terms of the transaction contemplated under the Share Exchange Agreement contained herein is qualified in its entirety by reference to the complete agreement, a copy of which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with SEC on June 21, 2017 and incorporated herein by reference.

Our sole director approved and authorized the Actions on August 30, 2017 and recommends that stockholders consent to the Actions.

The Company has decided to seek the written consent of stockholders through a consent solicitation process rather than holding a special meeting of stockholders in order to eliminate the costs and management time involved in holding a special meeting.

Voting materials, which include this Consent Solicitation Statement and an Action by Written Consent form (attached as Annex B), are being mailed to all stockholders of record on or about September 29, 2017. Our Board set the close of business on August 30, 2017 as the record date for the determination of stockholders entitled to act with respect to the Consent Solicitation (the “Record Date”).

As of August 30, 2017, there were 26,157,195 shares of Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on all matters requiring stockholder approval. Stockholders constituting the holders of a majority in voting power of the Company’s outstanding capital stock as of the close of business on the record date must consent in order for the Action to be approved by the stockholders.

If your shares are held in a brokerage account in your broker’s name (“street name”), you have the right to direct your broker or nominee to consent or withhold consent with regard to the Actions. You should follow the instructions provided by your broker or nominee. You may complete and mail an instruction card to your broker or nominee or, if your broker allows, submit voting instructions to your broker by telephone or the internet. If you provide specific voting instructions by mail, telephone or the internet, your broker or nominee will vote your shares as you have directed. If you do not provide voting instructions to your broker or nominee, your broker or nominee may not use its discretion to consent or withhold consent with regard to the Actions.

Stockholders who wish to consent must deliver their executed Action by Written Consent form to the Company. The Company reserves the right (but is not obligated) to accept any written consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Actions.

The failure to submit a written consent or, if your shares are held in “street name,” to give appropriate instructions to your broker or nominee, will have the same effect as voting against the Action. Abstentions also have the same effect as voting against the Actions.

The final results of this Consent Solicitation will be published in a Current Report on Form 8K by the Company in satisfaction of the notice requirement under Section 228 of the Delaware General Corporation Law (“DGCL”).

We pay the costs for preparing, printing and mailing the consent soliciting materials. Our officers, directors and other regular employees may, without additional compensation, solicit consents personally or by facsimile, telephone, e-mail or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the consent soliciting materials to our beneficial owners.

Our executive offices are located at 2090 Novato Blvd., Novato, California 94947 and our telephone number is (415) 209-6468.

VOTE REQUIRED; MANNER OF APPROVAL

Each share of our Common Stock entitles its holder to one vote. Under our Certificate of Incorporation, approval of the Actions requires the affirmative vote of the holders of a majority of the votes cast. In addition, pursuant to Section 228 of the DGCL and our By-Laws, any action that may be taken at any annual or special meeting of the Company’s stockholders can be effected through the written consent of those stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote on such action were present and voted. Prompt notice of the action taken by written consent must be provided to all other stockholders.

The Company has no class of voting stock outstanding other than the Common Stock. Accordingly, the votes or written consents of stockholders holding at least 13,078,598 shares of the issued and outstanding Common Stock are necessary to implement the Actions.

The Company’s Board of Directors recommends that all stockholders consent to the Actions by marking the box entitled “FOR” and submitting to the Company an executed Action by Written Consent form which is attached as Annex B to the Consent Solicitation Statement. If you sign and send in the Action by Written Consent form but do not indicate how you want to vote as to the Actions, your consent form will be treated as a consent “FOR” the Actions.

Stockholders who wish to consent must deliver their executed Action by Written Consent form to the Company. The Company reserves the right (but is not obligated) to accept any written consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Actions.

CONSENT IS IRREVOCABLE

Executed written consents delivered to the Company before the effective date of the Actions shall not be revocable; however, written consents delivered to the Company prior to the date the definitive Consent Solicitation Statement is sent to our stockholders will be disregarded.

EFFECTIVE DATE OF ACTIONS

Pursuant to DGCL Section 228, the Actions will become effective on such date as the Company has received, in accordance with such section, written consents signed by holders of our outstanding capital stock having not less than a majority of the voting power of such outstanding capital stock as of the close of business on the record date, so long as such written consents are delivered within 60 days of the record date.

Once the Actions become effective, they will be completed by the Company simultaneous with and conditioned upon the closing of the Share Exchange. The final decision to initiate the Actions and complete the Share Exchange shall be within the discretion of the Company’s Board of Directors.

DISSENTERS’ RIGHTS

Under Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the Actions or any of the matters described in this Consent Solicitation Statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this Information Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest,” “will,” “will be,” “will continue,” “will likely result,” “could,” “may” and words of similar import. These statements reflect the Company’s current view of future events and are subject to certain risks and uncertainties as noted in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 17, 2017, as may be amended.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements. In addition to the risks identified in the above filings, new risk factors emerge from time to time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business, or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

The Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

Your consent is important!

Please sign, date and promptly return your written consent form.

PROPOSED ACTIONS:

RATIFICATION OF THE NAME CHANGE

Upon recommendation of the Board, stockholders of the Company are being asked to ratify the Company’s Amendment to the Company’s Certificate of Incorporation to change the Company’s name to “The Hit Channel, Inc.” to be effective upon the closing of the Share Exchange Agreement. The purpose of the Amendment is to change the name of the Company to reflect the new business of the Company upon the completion of the Share Exchange Agreement.

Required Consent

The Amendment does not require the approval of the Company’s stockholders pursuant to the DGCL, the Company’s By-Laws and the Company’s Certificate of Incorporation.

Board Recommendation

The Board recommends the Amendment to change the Company’s name upon completion of the Share Exchange Agreement, and is seeking the ratification of the Company’s stockholders of the Amendment. The Board will not proceed with the Amendment for the name change if the closing of the Share Exchange Agreement does not occur.

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Upon recommendation of the Board, stockholders of the Company are being asked to execute written consents approving and authorizing the Amendment to the Company’s Certificate of Incorporation for the purposes of effecting a reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $0.0001 per share at a ratio (the “Reverse Ratio”) of 1-for-22.

At any time after the effective date of the Actions, and simultaneous with the closing of the Share Exchange Agreement, the Board will effect the Reverse Split by filing with the Delaware Secretary of State an Amendment to the Company’s Certificate of Incorporation, substantially in the form attached hereto as Annex A.

The Board will not proceed with the Reverse Split if the closing of the Share Exchange Agreement does not occur.

Effects of Reverse Split

Following the effectiveness, if any, of a Reverse Split, current holders of Common Stock will own a lower number of shares of Common Stock than prior to the Reverse Split. For example, following the Reverse Split, a stockholder owning 220,000 shares of Common Stock prior to the Reverse Split would hold 10,000 shares.

Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately after the Reverse Split as such stockholder held immediately prior to the Reverse Split.

The Amendment will not change the terms of the Common Stock. After the Reverse Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Each stockholder’s percentage ownership of the Common Stock will not be altered except for the effect of eliminating fractional shares. The par value of the Common Stock will not change, and the outstanding Common Stock will remain fully paid and non-assessable.

Purposes of the Reverse Split

The Reverse Split is a requirement for the Company to be able to complete the Share Exchange and close the Share Exchange Agreement.

Anti-Takeover Effects of a Reverse Split

Release No. 34-15230 of the Staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. The Amendment will result in a relative increase in the number of authorized but unissued shares of our capital stock (i.e., Common Stock and preferred stock) vis-à-vis the outstanding shares of our capital stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board. An increase in the relative number of authorized number of shares of capital stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. An increase in our outstanding shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Reverse Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, the Board is not aware of any attempt to take control of our business and the Board has not considered the Reverse Split to be a tool to be utilized as a type of anti-takeover device.

Common Stock

After the effective date of the Reverse Split, each stockholder will own fewer shares of our stock than prior to the Reverse Split. The total number of outstanding shares of Common Stock will be reduced from 26,157,195 shares to 1,188,964.

The number of authorized shares of capital stock (i.e., Common Stock and preferred stock), and the par value of such shares, will remain unchanged. A Reverse Split would therefore result in an increase in the number of authorized and unissued shares of Common Stock. Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued Common Stock or preferred stock, the future issuance of additional shares of Common Stock or preferred stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock or preferred stock, as applicable. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment. As discussed above, the Reverse Split and issuance of additional shares to the THC Sellers pursuant to the Share Exchange Agreement will result in dilution to the ownership percentage of the current Company stockholders.

Any additional shares of Common Stock that would become available for issuance following the Reverse Split, could also be used by the Company’s management to delay or prevent a change in control. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted in response to any such proposals.

All outstanding options and warrants to purchase shares of our Common Stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Split. In particular, the number of shares issuable upon the exercise of each warrant would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of the warrant and based on the ratio of the Reverse Split. In addition, our Board has determined that the number of shares issuable upon the exercise of each option and the exercise price per share of each option, would be adjusted accordingly, as permitted by the terms of the options.

Exchange of Shares

Upon the effectiveness of the Reverse Split, between 22 shares of our Common Stock will automatically be changed into one share of Common Stock.

All holders of our Common Stock who hold their shares in certificated form or electronically in book-entry form with the transfer agent will be sent a statement to their respective address of record indicating the number of shares of Common Stock held in their respective accounts following the Reverse Split. No action needs to be taken by such stockholders to receive post-Reverse Split shares.

Holders of our Common Stock in certificated form will not be required to exchange their certificates representing shares of Common Stock held prior to the Reverse Split for new certificates representing shares of Common Stock. Therefore, it is not necessary for you to send us your stock certificates. If, however, a stockholder wishes to exchange such stockholder’s certificates, the stockholder may do so by surrendering its certificate to the Company’s transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

Upon the Reverse Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, the stockholder is encouraged to contact their bank, broker or other nominee.

Fractional Shares

No fractional shares of our Common Stock will be issued as a result of the Reverse Split. In the event the proposed Reverse Split leaves a stockholder with a fraction of a share, the number of shares due to the stockholder will be rounded up. For example, if the proposed Reverse Split leaves an individual stockholder with one and one half shares, the stockholder will be issued, post proposed Reverse Split, two whole shares. If an individual stockholder would own less than one share, the stockholder will be issued, post proposed Reverse Split, one whole share.

No Dissenters Rights

In connection with the approval of the Reverse Split, stockholders of the Company will not have a right to dissent and obtain payment for their shares under the Delaware General Corporation Law, the Certificate of Incorporation or the By-Laws.

Tax Consequences to Common Stockholders

The following discussion sets forth the material United States federal income tax consequences that management believes will apply with respect to the Company and the stockholders of the Company who are United States holders at the effective time of the Reverse Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders who hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Accordingly, each stockholder is strongly urged to consult with a tax adviser to determine the particular federal, state, local or foreign income or other tax consequences to such stockholder related to the Reverse Split.

In general, no gain or loss should be recognized by a stockholder upon his or her exchange of pre-Reverse Split shares for post-Reverse Split shares except for those associated with any additional shares the stockholder receives as a result of rounding up any post-Reverse Split fractional shares. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split should be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares. The stockholder’s holding period for the post-Reverse Split shares should include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split. As discussed above, no fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, if the Reverse Split leaves a stockholder with fractional shares, the number of shares due to the holder will be rounded up. The United States federal income tax consequences of the receipt of such additional fraction of a share of Common Stock are not clear, and each stockholder is strongly urged to consult with their own tax adviser.

Required Consent

Approval of the Action requires the receipt of the written consents of stockholders constituting the holders of a majority in voting power of the Company’s outstanding capital stock as of the close of business on the record date.

Board Recommendation

The Board recommends that stockholders consent to the proposed Amendment to our Certificate of Incorporation to effect the Reverse Split. The Board will not proceed with the Amendment for the Reverse Split if the closing of the Share Exchange Agreement does not occur.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the ownership of our Common Stock as of August 30, 2017 by all those known by the Company to be beneficial owners of more than five percent of its voting securities, other than executive officers and directors of the Company (whose ownership is disclosed separately below). This table is prepared in reliance upon beneficial ownership statements filed by such stockholders with the SEC under Section 13(d) or 13(g) of the Exchange Act and/or the best information available to the Company.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned(2)

Officers and Directors
Kevin Kearney	3,596,278	9.92%
All directors and executive officers as a group	3,596,278
(1 person)

5% or Greater Stockholders
J. Thomas Hannan (3)	2,420,137	9.25%
900 Front Street, Suite 300
San Francisco, California 94111

George Mainas	4,208,396	16.08%
2090 Novato Blvd.
Novato, California 94947

Steven J. Davis	1,936,660	7.4%
1042 N. El Camino Real, B261
Encinitas, California 92024

Gary J. Rockis	3,739,542	14.29%
1801 North Division St. #213
Morris, IL 60540
Andrew Molasky	2,770,418	10.59%
100 North City Parkway Suite 1700 Las Vegas, NV 89106

John Lunbeck	1,823,720	6.97%
761 S. Douglas Street
Salt Lake City, Utah 84102

(1)	Unless otherwise noted, the address is c/o LED Lighting Company, 2090 Novato Blvd., Novato, CA 94947
(2)

Percentage ownership is based upon 26,157,195 shares of Common Stock issued and outstanding as of August 30, 2017. For purposes of determining the amount and percentage of securities beneficially owned, share amounts include all voting stock owned outright, plus all shares of voting stock issuable upon the exercise of options or warrants exercisable as of the date above, or exercisable within 60 days after such date, in each case by such beneficial owner but not any other stockholders. We believe that each named beneficial owner has sole voting and investment power with respect to the shares listed.

(3)	Includes shares owned by the J. Thomas Hannan Attorney At Law 401K Plan and a trust for which Mr. Hannan is the beneficial owner.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other shareholders pro-rata, and in accordance with their respective interests.

HOUSEHOLDING

Owners of Common Stock who share a single address may receive only one copy of the Information Statement, unless the Company has received contrary instructions from one or more of such owners. This practice, known as “householding” is designed to reduce printing and mailing costs.

We undertake to deliver promptly upon written or oral request to us at the address or telephone number listed below a separate copy of such notice to a stockholder at a shared address to which a single copy of the notice was delivered. If multiple stockholders sharing an address have received one copy of the Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, they may notify us at the address or telephone number listed below. Additionally, if current stockholders with a shared address wish to receive a separate copy of this Information Statement, or if the stockholder received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices as follows: Chief Executive Officer, LED Lighting Company, 2090 Novato Blvd., Novato, California 94947 or by telephone request at (415) 209-6468.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC. The Company’s SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at its public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.

FUTURE PROPOSALS OF STOCKHOLDERS

In order for proposals of stockholders and stockholder nominations for directors to be eligible for inclusion in our proxy materials relating to the Company’s next annual meeting of stockholders pursuant to SEC Rule 14a-8, they must be submitted in writing to the Company’s Secretary and received by the Company at the Company’s executive offices a reasonable time before we begin to print and send the proxy materials for such annual meeting.

Notice to the Company of a stockholder proposal submitted outside of Rule 14a-8 will be considered timely under SEC Rule 14a-4(c) if received by the Company at its executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

All stockholder proposals for inclusion in the Company’s proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in the Company’s proxy materials), the Company’s Certificate of Incorporation, By-Laws and Delaware law.

By Order of the Board of Directors,

/s/ Kevin Kearney

Chief Executive Officer and Chief Financial Officer

September __, 2017

ANNEX A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

LED LIGHTING COMPANY

LED Lighting Company, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 19, 2010, as amended by a Certificate of Amendment on May 24, 2011 and March 14, 2012 and May 30, 2013 (the “Certificate of Incorporation”).

SECOND: That the Board of Directors of the Corporation and stockholders of the Corporation adopted the following amendment to the Certificate of Incorporation:

Article One “Name” of the Certificate of Incorporation shall be amended in its entirety to read as follows:

“ARTICLE ONE

NAME

The name of the Corporation is The Hit Channel, Inc.”

The following paragraph shall be added to the end of Article Four “Shares” of the Certificate of Incorporation:

Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each 22 shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Split”). No fractional shares shall be issued in connection with the Reverse Split. In the event the Reverse Split leaves a stockholder with a fraction of a share, the number of shares due to such stockholder will be rounded up. The Reverse Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. The par value of each share of capital stock following the Reverse Split shall be as stated above in this Article Four.

THIRD: That said amendment has been consented to and authorized by the Board of Directors of the Corporation and the holders of the necessary number of shares of the issued and outstanding stock of the corporation entitled to vote by written consent given in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, LED Lighting Company has caused this Certificate of Amendment to the Certificate of Incorporation to be duly executed in its name and on its behalf by its Chief Executive Officer this [___] day of [_____], 2017.

LED Lighting Company

By:	/s/ Kevin Kearney
Name:	Kevin Kearney
Title:	Chief Executive Officer

ANNEX B

ACTION BY WRITTEN CONSENT

OF THE STOCKHOLDERS OF

LED LIGHTING COMPANY

This written consent is solicited by the Board of Directors of LED Lighting Company. Executed counterparts of this Action by Written Consent form delivered after the definitive Consent Solicitation Statement (as defined below) is sent to the stockholders but prior to the effective date of the Action by Written Consent shall not be revocable.

The undersigned stockholder of LED Lighting Company, a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Consent Solicitation dated September 29, 2017 and Consent Solicitation Statement (collectively, the “Consent Solicitation Statement”) and hereby consents (by checking the FOR box) or withholds consent (by checking the AGAINST or ABSTAIN box) to the following Actions:

RATIFICATION OF THE NAME CHANGE TO “THE HIT CHANNEL, INC.”	[ ] CONSENT (FOR)
[ ] CONSENT WITHHELD (AGAINST)
[ ] ABSTAIN
APPROVAL OF THE REVERSE SPLIT AT A SPLIT RATIO OF 22 TO 1	[ ] CONSENT (FOR)
[ ] CONSENT WITHHELD (AGAINST)
[ ] ABSTAIN

By signing and returning this Action by Written Consent, the undersigned stockholder will be deemed to have voted all shares of capital stock owned by the undersigned in the manner directed above with respect to the proposed amendment. If the undersigned stockholder signs and returns this consent but does not check a box, the undersigned will be deemed to have consented FOR approval of the proposed Actions.

Please execute this written consent as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [Please sign within the box]	Date

Signature [Please sign within the box]	Date